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                                                                     EXHIBIT 5.1


                              Dickinson Wright PLLC
                         500 Woodward Avenue, Suite 4000
                             Detroit, Michigan 48226

                            Telephone (313) 223-3500
                               Fax (313) 223-3598

                                 August 8, 2003


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

           Re:    Mercantile Bank Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

                  We represent Mercantile Bank Corporation, a Michigan corporation (the "Company"), with respect to the above-captioned registration statement on Form S-3 (the "Registration Statement") filed pursuant to the Securities Act of 1933 (the "Act") to register 1,150,000 shares of the Company's common stock ("Common Stock").

                  As counsel for the Company, we are familiar with its Articles of Incorporation and Bylaws and have reviewed the various proceedings taken by the Company to authorize the issuance of the Common Stock to be sold pursuant to the Registration Statement. We have also reviewed and assisted in preparing the Registration Statement. In our review, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photo static copies and the authenticity of the originals of such copies.

                  On the basis of the foregoing, we are of the opinion that when the Registration Statement has become effective under the Act, any and all shares of Common Stock that are the subject of the Registration Statement will, when issued upon payment of the purchase price therefore to the Company, be validly issued, fully paid and nonassessable.



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Securities and Exchange Commission
August 8, 2003
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         We consent to the use of this opinion as an exhibit to the Registration
Statement on Form S-3 covering the Common Stock to be issued, and to the use of our name under the heading "Legal Matters" in the prospectus included in the Registration Statement.

                                      Very truly yours,

                                      /s/ Dickinson Wright PLLC




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